SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) – January 16, 2007

FIRST HORIZON NATIONAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

TENNESSEE	001-15185	62-0803242
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

165 MADISON AVENUE
MEMPHIS, TENNESSEE		38103
(Address of Principal Executive Office)		(Zip Code)

Registrant's telephone number, including area code - (901) 523-4444

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF
DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY
ARRANGEMENTS OF CERTAIN OFFICERS.

(b)      On January 16, 2007, the Board of Directors of the registrant accepted Jonathan P. Ward’s tender of resignation as a director of the registrant. Mr. Ward recently obtained a new position with Lazard Ltd. and tendered a resignation for consideration by the registrant’s Board. On January 16 the Board accepted that tender, effective on that date.

(e)      On January 16, 2007, the Board of Directors, and certain committees of the Board of Directors, of the registrant took certain actions affecting or relating to compensatory or other arrangements with executive officers named in the registrant’s 2006 proxy statement in relation to 2005 (“2005 NEOs”).

Changes to Change in Control Severance Agreements.

The Board of Directors approved changes to the outstanding Change in Control Severance Agreements (“Agreements”) with executive officers, and prospectively for all new agreements with executives. The principal changes are the following:

a)	Existing Agreements contain a modified single trigger. That trigger allows executives to leave during the 30-day period following the 12 months after a change in control (“CIC”) event and, in that situation, receive the severance payments and other benefits specified in the Agreement. That trigger has been removed so that, as a practical matter, under the changed Agreement an executive’s benefits will be subject to a double trigger: the CIC event coupled with either (i) the executive’s termination by the company without cause (as defined in the Agreement) within 36 months after the CIC, or (ii) the executive’s resignation for a good reason (as defined in the Agreement).

b)	One of the severance payments under the Agreement is a cash amount equal to three times the executive’s salary plus bonus (the “TSB Payment”). The bonus amount used in the TSB calculation has been changed from target bonus to an average of actual bonuses earned, except that Agreements with the business line heads are not changed in this respect and continue to use 100% of salary to calculate the TSB Payment, in lieu of using bonus. In past years, bonuses for those persons generally have fluctuated significantly and often have been higher than salaries; accordingly, in past years, that exception would have resulted in a lower TBS Payment for those persons. The average of bonuses is calculated for the preceding five years, excluding the highest and lowest years.

c)	The existing excise-tax gross-up feature has been modified. The new provision requires a reduction in the CIC severance payments if such a reduction would eliminate excise tax liability. The reduction cannot exceed the greater of 5% or $50,000. If the reduction cannot eliminate the excise tax, then the tax gross-up feature will apply as before. Existing Agreements do not provide for any such reduction.

d)	Welfare benefits under the Agreements have been limited to healthcare and life insurance and the period reduced (if applicable) to comply with the final tax code (Section 409A) regulations.

e)	Non-disparagement, cooperation, and non-solicitation covenants have been included in the Agreements.

f)	A provision has been added to include the three-year severance period for purposes of determining age and service credit under the Pension Restoration Plan if the executive is at least 50 years of age and has at least 10 years of service at the time of the CIC event (discussed below).

All changes to the Agreement are effective immediately, in the sense that any Agreements entered into with executive officers after January 16 will conform with the new provisions. The registrant will solicit all executives who are parties to an outstanding Agreement to amend their Agreements to conform to the new provisions jointly approved by the Committees. Agreements generally may not be amended unilaterally, and may be cancelled unilaterally only after three years advance notice.

The 2005 NEOs who will be asked to execute new Agreements are Messrs Glass, Baker, and Burkett. Messrs Hughes and Martin retired in 2006 and are not affected by the changes. The TSB Payment for executive officers under the Agreement is based on a bonus amount, as discussed in paragraph (b); the method for determining that bonus amount has changed. Although the actual effect of that change cannot be predicted, if CIC and qualifying employment termination events had occurred on December 31, 2006, the TSB Payments to the affected 2005 NEOs under the new Agreements would have been the following amounts: Mr. Glass, $4,620,096; Mr. Baker, $4,200,000; and Mr. Burkett, $4,050,000. Those amounts reflect reductions for Messrs Glass and Baker relative to the old Agreements, and no change for Mr. Burkett.

Changes to Change in Control provisions in 2003 Equity Compensation Plan & Pension Restoration Plan.

The registrant’s 2003 Equity Compensation Plan (“2003 ECP”) formerly provided for an acceleration of vesting of awards if a CIC event occurred. The registrant’s Board of Directors amended the 2003 ECP, effective immediately for all awards granted after the amendment, so that the CIC benefits would be provided on a double-trigger basis: the CIC event must occur coupled with either (i) the participant’s termination by the company without cause (as defined in the participant’s CIC Agreement) within 36 months after the CIC, or (ii) the executive’s resignation for a good reason (as defined in the participant’s CIC Agreement). Awards under the 2003 ECP are discretionary; it is not possible to predict the amounts of future awards. Outstanding awards are not affected by the amendment.

The registrant’s Pension Restoration Plan (“Restoration Plan”) was amended by the Board of Directors, effective immediately, to include the three-year severance period for age and service credit for purposes of calculating the CIC lump sum benefit payout for executives age 50 with 10 years of service. Messrs Glass and Burkett are the only 2005 NEOs who are affected by the amendment at this time. Although the actual effect of a CIC event cannot be predicted, if a CIC event had occurred on December 31, 2006, the CIC lump sum benefit payout under the amended Restoration Plan would have been $5,054,286 for Mr. Glass and $1,932,221 for Mr. Burkett.

Reduction in interest rates on 1985 Director & Executive Deferred Compensation Plan Accounts.

Under an old cash deferral plan, initiated in 1985 for directors and executives and not offered with respect to compensation earned since 1995 (the “1985 D&E Plan”), non-employee directors and executive officers could elect to defer retainers, fees, salary, and bonus, as applicable. With respect to accounts of active directors and executive officers, the 1985 D&E Plan has paid an accrual of interest at rates ranging from 17-20 percent annually. The exact rates used varied with each year in which deferrals were made, and the rate for each year of deferral depended upon the age of the participant in that year. Lower rates applied to younger persons. Although new deferrals have not been permitted under that Plan since 1995, interest continues to accrue on older accounts.

The Board of Directors and its Compensation Committee have taken actions that have reduced the interest rates applicable to 1985 D&E accounts of directors and executive officers, other than accounts held by certain persons who retired before 2004. Effective for the 2007 plan year, the Board and Compensation Committee approved an applicable interest rate for affected participants of 13%. Rates generally are subject to annual approval by the Committee, but generally remain in effect until changed. The new interest rate, within the context of the entire Plan, has been established at a level intended to provide both retention and long-term non-compete incentives.

Three of the 2005 NEOs have accounts under the 1985 D&E Plan: Messrs Glass, Hughes, and Martin. The accounts of all three are affected by the new rate. The account balances at year-end 2006 of those three persons were: Mr. Glass, $771,177; Mr. Hughes, $1,788,161; and Mr. Martin, $14,325. The actual dollar amount of interest each will receive under the new rate will depend on the length of time his account remains in place, whether any intervening distributions occur, and whether the new rate remains unchanged in the future.

ITEM 5.03.	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

(a)     Amendment to Bylaws

          (1)      On January 16, 2007, the registrant’s Board of Directors amended ARTICLE THREE, Section 3.2 of the registrant’s Bylaws. The Bylaws are amended immediately as described below. The amended and restated Bylaws are filed herewith as Exhibit 3.2.

        (2)     The amendment decreased the size of the registrant’s Board of Directors from twelve to eleven persons. The decrease takes effect following the Board’s acceptance of Mr. Ward’s tender of resignation, as described in Item 5.02(b).

ITEM 9.01.      Financial Statements and Exhibits

(d)     Exhibits

          The following exhibits are filed herewith:

Exhibit #	Description

3.2	Bylaws of the registrant, as amended and restated January 16, 2007

*10.1(a1)	Rate Applicable to Directors and Executive Officers Under the Directors and Executives Deferred Compensation Plan

* Management contract or compensatory plan or arrangement

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, forms of documents and descriptions of arrangements related to the foregoing matters reported under Item 5.02(e) will be filed as exhibits not later than the registrant’s quarterly report on Form 10-Q applicable to the quarter ending March 31, 2007, except for exhibits filed with this Report. All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST HORIZON NATIONAL CORPORATION

Date: January 22, 2007	By: /s/ Marlin L. Mosby III
Name: Marlin L. Mosby III
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit #	Description

3.2	Bylaws of the registrant, as amended and restated January 16, 2007

*10.1(a1)	Rate Applicable to Directors and Executive Officers Under the Directors and Executives Deferred Compensation Plan

* Management contract or compensatory plan or arrangement

Pursuant to Instruction B.4. to Form 8-K and applicable regulations and releases, forms of documents and descriptions of arrangements related to the foregoing matters reported under Item 5.02(e) will be filed as exhibits not later than the registrant’s quarterly report on Form 10-Q applicable to the quarter ending March 31, 2007, except for exhibits filed with this Report. All summaries and descriptions of documents, and of amendments thereto, set forth above are qualified in their entirety by the documents themselves, whether filed as an exhibit hereto or filed as an exhibit to a later report.